Exhibit 99.1

Paradise, Inc. Completes Sale of its Fruit Business

PLANT CITY, Fla., August 1, 2019 - On July 31, 2019, Paradise, Inc. (OTCPink: PARF) completed the sale of substantially all of the assets of its fruit business, one of the leading providers of candied fruit products, to Seneca Foods Corporation and its subsidiary (NASDAQ: SENEA, SENEB)(collectively “Seneca Foods”).  Seneca Foods is North America’s leading provider of packaged fruits and vegetables, with facilities located throughout the United States.

Randy S. Gordon, Paradise President and CEO, stated: “We are pleased and excited that Seneca Foods has acquired our candied fruit division.  On behalf of the entire Board of Directors, I would like to thank our customers, vendors, partners and associates and express my sincere gratitude to our employees for their diligent commitment to excellence and service.  Additionally, I would like to thank the Paradise Board of Directors and management for their contribution, prudent guidance and inspiration. To our shareholders, I thank you for your continued loyalty and support, and the opportunity to serve you.”

About Paradise, Inc.

Paradise, Inc. is primarily engaged in processing, manufacturing and packaging branded and private label glace fruit products under its co-pack agreement with Seneca Foods for the remainder of the 2019 season, as well as in the production of plastic containers, and thermoformed and molded plastics for sale to unaffiliated customers.

Forward-Looking Statements

The statements in this press release that are not historical, including without limitation statements regarding Paradise’s beliefs, expectations, prospects, strategic plans and statements regarding the co-pack agreement, the liquidation plan approved by its shareholders on July 29, 2019 (the “Liquidation Plan”) or any other future events, constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact should be considered “forward-looking statements” for these purposes. In some cases, forward-looking statements can be identified by the use of such terminology as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continues,” or the negative thereof or other similar words. Although Paradise believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct.

Examples of forward-looking statements include, but are not limited to, those regarding the transactions contemplated by the Purchase Agreement (including the co-pack agreement) and the Liquidation Plan. Forward-looking statements are subject to inherent risks and uncertainties, and actual results and developments may be materially different from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ from those expressed or implied by the forward-looking statements include the possibility that disruption from the pending Liquidation Plan may make it more difficult to maintain business and operational relationships for Paradise; that Paradise may not be successful in its attempt to sell the assets related to its plastics division and its real property located in Plant City, Florida on favorable terms, and that the other anticipated benefits from the sale of the Fruit Business (including the co-pack agreement) or the Liquidation Plan will not be realized.

Further information on risks Paradise faces is contained in its filings with the SEC, including its Form 10-K for the fiscal year ended December 31, 2018, and the definitive proxy statement on Schedule 14A filed on July 8, 2019. Any forward-looking statement made by Paradise speaks only as of the date on which it is made. Factors or events that could cause its actual results to differ may emerge from time to time, and it is not possible to predict all of them. Paradise undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact: Randy S. Gordon, President and Chief Executive Officer
Paradise, Inc.
813-752-1155